UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

HEALTHWAYS, INC.
(Name of Registrant as Specified in Its Charter)

NORTH TIDE CAPITAL MASTER, LP NORTH TIDE CAPITAL, LLC CONAN J. LAUGHLIN E. MAC CRAWFORD BRADLEY S. KARRO PAUL H. KECKLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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North Tide Capital Master, LP, together with the other participants named herein (“North Tide”), has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of its slate of four highly-qualified director nominees at the 2014 annual meeting of shareholders of Healthways, Inc., a Delaware corporation.

On March 31, 2014, North Tide issued an Investor Presentation, which is attached as Exhibit 1.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

North Tide Capital Master, LP (“North Tide”), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2014 annual meeting of shareholders of Healthways, Inc., a Delaware corporation (the “Company”).

NORTH TIDE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are North Tide Capital Master, LP (“North Tide”), North Tide Capital, LLC (“North Tide Capital”), Conan J. Laughlin, E. Mac Crawford, Bradley S. Karro and Paul H. Keckley (collectively, the “Participants”).

As of the date of this filing, North Tide beneficially owns 3,425,000 shares of common stock, par value $.001 per share (the “Common Stock”) of the Company.  As of the date of this filing, North Tide Capital, as the investment manager of each of North Tide and a certain managed account (the “Account”), beneficially owns the 3,425,000 shares of Common Stock beneficially owned by North Tide and 425,000 shares of Common Stock beneficially owned by the Account.  As of the date of this filing, Mr. Laughlin, as the Manager of North Tide Capital, beneficially owns the 3,850,000 shares beneficially owned by North Tide Capital.  As of the date of this filing, neither of Messrs. Crawford and Karro nor Dr. Keckley directly owns any shares of Common Stock.